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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-57962) and the Registration Statements on Form S-8 (Nos. 333-45954, 333-45956, 333-55614 and 333-55946) of Avaya Inc. of our
report dated October 24, 2001, except for the first four paragraphs of Note 15 and the tables entitled "Reportable Segments" and "Reconciling Items" in
Note 15 as to which the date is June 5, 2002, relating to the financial statements, which appears in this Current Report on Form 8-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 5, 2002